As filed with the Securities and Exchange Commission on March 18, 2025
Registration No. 333- ________

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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OmniAb, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	98-1584818
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

5980 Horton Street, Suite 600
Emeryville, CA 94608
(Address of Principal Executive Offices)

OmniAb, Inc. 2022 Incentive Award Plan
OmniAb, Inc. 2022 Employee Stock Purchase Plan

(Full title of the plan)

Matthew W. Foehr
President and Chief Executive Officer
OmniAb, Inc.
5980 Horton Street, Suite 600
Emeryville, CA 94608
(Name and address of agent for service)
(510) 250-7800
(Telephone number, including area code, of agent for service)

Copies to:
Matthew T. Bush
Anthony Gostanian
Latham & Watkins LLP
12670 High Bluff Drive
San Diego, CA 92130
(858) 523-5400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer (do not check if a smaller reporting company)	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement registers the offer and sale of an additional 18,500,000 shares of common stock, par value $0.0001 per share (“Common Stock”), of OmniAb, Inc. for issuance under the OmniAb, Inc. 2022 Incentive Award Plan (the “2022 Plan”) and an additional 3,750,000 shares of Common Stock for issuance under the OmniAb, Inc. 2022 Employee Stock Purchase Plan (the “ESPP”) pursuant to their respective terms. A substantial portion of the registered shares under the 2022 Plan and the ESPP relate to the evergreen increase in 2025 and anticipated evergreen increases in 2026 and 2027. In accordance with Instruction E to Form S-8, the contents of the prior registration statement on Form S-8 File No. 333-269103 filed with the Securities and Exchange Commission (the “SEC”) relating to shares of Common Stock issuable pursuant to the 2022 Plan and the ESPP are hereby incorporated herein by reference.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this registration statement, OmniAb, Inc. is sometimes referred to as “registrant,” “we,” “us” or “our.”

Item 3. Incorporation of Documents by Reference.

The SEC allows us to “incorporate by reference” certain information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this registration statement the following documents previously filed with the SEC:

(a)our latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), containing audited financial statements for our fiscal year ended December 31, 2024 as filed with the SEC on March 18, 2025; and

(b)the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on August 9, 2021 (File No. 001-40720), as updated by Exhibit 4.5 to our annual report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 30, 2023, and any amendments or reports filed for the purpose of updating such description.

In addition, all documents filed by the registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances will any information furnished under Item 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits.

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date
3.1	Certificate of Incorporation of the Registrant	10-K	001-40720	3.1	03/30/2023

3.2	Bylaws of the Registrant	8-K	001-40720	3.2	11/07/2022

4.1	Specimen Common Stock Certificate of OmniAb, Inc.	S-4/A	333-264525	4.5	9/27/2022

5.1	Opinion of Latham & Watkins LLP					X

10.1	OmniAb, Inc. 2022 Incentive Award Plan	8-K	001-40720	10.1	10/24/2022

10.2	Form of Stock Option Agreement under the OmniAb, Inc. 2022 Incentive Award Plan	8-K	001-40720	10.14	11/07/2022

10.3	Form of Restricted Stock Unit Agreement under the OmniAb, Inc. 2022 Incentive Award Plan	8-K	001-40720	10.15	11/07/2022

10.4	Form of Performance Stock Unit Agreement under the OmniAb, Inc. 2022 Incentive Award Plan	8-K	001-40720	10.16	11/07/2022

10.5	OmniAb, Inc. 2022 Employee Stock Purchase Plan	8-K	001-40720	10.2	10/24/2022

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm					X

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto)					X

24.1	Power of Attorney (see signature page)					X

107	Filing Fee Table					X

SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on March 18, 2025.

OMNIAB, INC.

By	/s/ Matthew W. Foehr
Matthew W. Foehr President and Chief Executive Officer

POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints Matthew W. Foehr, Kurt A. Gustafson and Charles S. Berkman, and each of them individually (with full power to each of them to act alone) as his or her attorneys-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign this registration statement, and any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated:

Signature	Title	Date

/s/ MATTHEW W. FOEHR	President and Chief Executive Officer and Director (Principal Executive Officer)	March 18, 2025
Matthew W. Foehr

/s/ KURT GUSTAFSON	Executive Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	March 18, 2025
Kurt Gustafson

/s/ JOHN L. HIGGINS	Director and Board Chair	March 18, 2025
John L. Higgins

/s/ CAROLYN R. BERTOZZI, Ph.D.	Director	March 18, 2025
Carolyn R. Bertozzi, Ph.D.

/s/ SARAH BOYCE	Director	March 18, 2025
Sarah Boyce

/s/ JENNIFER COCHRAN, Ph.D.	Director	March 18, 2025
Jennifer Cochran, Ph.D.

/s/ STEVEN LOVE	Director	March 18, 2025
Steven Love